                                                                    EXHIBIT 10.2

                    MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

                                     MADE BY

                              IRON AGE CORPORATION


                                   IN FAVOR OF

       FOOTHILL CAPITAL CORPORATION, AS ARRANGER AND ADMINISTRATIVE AGENT

                         DATED AS OF SEPTEMBER 23, 2002


THIS INSTRUMENT AFFECTS REAL AND PERSONAL PROPERTY SITUATED IN THE STATE OF NEW YORK, COUNTY OF YATES, TOWN OF BENTON, VILLAGE OF PENN YAN, KNOWN BY THE STREET ADDRESS OF 240 NORTH AVENUE.


If this Mortgage is being recorded in any county(ies) of the State of New York, then: (a) this instrument is a "credit line mortgage" within the meaning of New York Real Property Law Section 281(1)(a); and (b) the Maximum Secured Amount (as more fully described in the granting clause of this Mortgage) for purposes of this Mortgage shall be: $2,000,000.00. If this Mortgage is being recorded in any other State or Commonwealth, then all references to "Maximum Secured Amount" shall be disregarded and of no force or effect.

              NEW YORK MORTGAGE RECORDING TAX PAYABLE: $___________


          THIS MORTGAGE WAS PREPARED BY AND WHEN RECORDED, RETURN TO:

                        SCHULTE ROTH & ZABEL LLP
                        919 THIRD AVENUE
                        NEW YORK, NEW YORK 10022
                        ATTENTION: ROBERT ROSENBERG, ESQ.
                        REF: 025983.0069

                                TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
ARTICLE I DEFINITIONS.......................................................................      2
         Section 1.01      Terms Defined Above..............................................      2
         Section 1.02      Definitions......................................................      2
         Section 1.03      Terminology......................................................      6
         Section 1.04      Other Defined Terms..............................................      7

ARTICLE II GRANT OF MORTGAGED PROPERTY, LIEN AND SECURITY INTEREST..........................      7
         Section 2.01      Grant of Mortgage................................................      7
         Section 2.02      Grant of Security Interest.......................................      7
         Section 2.03      No Obligation of Mortgagee.......................................      8
         Section 2.04      Fixture Filing...................................................      8
         Section 2.05      Maximum Indebtedness.............................................      8
         Section 2.06      Credit Line Mortgage; Treatment of Borrowings and Repayments.....      8
         Section 2.07      Future Advances..................................................      8

ARTICLE III ASSIGNMENT OF LEASES AND RENTS..................................................      9
         Section 3.01      Assignment.......................................................      9
         Section 3.02      Limited License..................................................      9
         Section 3.03      Enforcement of Leases............................................     10
         Section 3.04      Direction to Tenants.............................................     10
         Section 3.05      Appointment of Attorney-in-Fact..................................     10
         Section 3.06      No Liability of Mortgagee........................................     11
         Section 3.07      Mortgagor's Indemnities..........................................     11
         Section 3.08      No Modification of Mortgagor's Obligation........................     12
         Section 3.09      Rights with Respect to Leases....................................     12

ARTICLE IV REPRESENTATIONS AND WARRANTIES...................................................     12
         Section 4.01      Title to Mortgaged Property and Lien of this Mortgage............     12
         Section 4.02      Taxes and Other Payments.........................................     12
         Section 4.03      Power to Create Mortgage Interest and Security...................     12
         Section 4.04      Loan and Loan Agreements.........................................     12
         Section 4.05      Zoning Requirement...............................................     13
         Section 4.06      Use Compliance...................................................     13
         Section 4.07      Flood Zone.......................................................     13

ARTICLE V AFFIRMATIVE COVENANTS.............................................................     13
         Section 5.01      Lien Status......................................................     13
         Section 5.02      Payment of Impositions...........................................     13
         Section 5.03      Repair...........................................................     14
         Section 5.04      Insurance and Application of Insurance Proceeds..................     14
         Section 5.05      Condemnation and Application of Condemnation Proceeds............     15
         Section 5.06      Maintenance of Rights of Way, Easements and Licenses.............     15
         Section 5.07      Payment and Performance of Obligations...........................     16
         Section 5.08      Additional Covenants.............................................     16
         Section 5.09      Construction of Covenants........................................     16

ARTICLE VI NEGATIVE COVENANTS...............................................................     16

         Section 6.01      Use Violations...................................................     16
         Section 6.02      Waste............................................................     16
         Section 6.03      Limitations of Use...............................................     16
         Section 6.04      Alterations......................................................     17
         Section 6.05      No Further Encumbrances..........................................     17
         Section 6.06      Transfer Restrictions............................................     17
         Section 6.07      Loan and Loan Agreements.........................................     17

ARTICLE VII EVENTS OF DEFAULT AND REMEDIES..................................................     17
         Section 7.01      Event of Default.................................................     17
         Section 7.02      Acceleration.....................................................     17
         Section 7.03      Foreclosure and Sale.............................................     17
         Section 7.04      Mortgagee's Agents...............................................     19
         Section 7.05      Receiver.........................................................     19
         Section 7.06      Judicial Foreclosure; Receivership...............................     19
         Section 7.07      Foreclosure for Installments.....................................     19
         Section 7.08      Separate Sales...................................................     20
         Section 7.09      Possession of Mortgaged Property.................................     20
         Section 7.10      Occupancy After Foreclosure......................................     20
         Section 7.11      Remedies Cumulative, Concurrent and Nonexclusive.................     21
         Section 7.12      No Release of Obligations........................................     21
         Section 7.13      Release of and Resort to Collateral..............................     21
         Section 7.14      Waiver of Redemption, Notice and Marshalling of Assets...........     21
         Section 7.15      Discontinuance of Proceedings....................................     22
         Section 7.16      Application of Proceeds..........................................     22
         Section 7.17      Uniform Commercial Code Remedies.................................     22
         Section 7.18      Indemnity........................................................     23
         Section 7.19      Waiver of Defenses...............................................     23

ARTICLE VIII MISCELLANEOUS..................................................................     23
         Section 8.01      Instrument Construed as Mortgage, Etc............................     23
         Section 8.02      Performance at Mortgagor's Expense...............................     24
         Section 8.03      Survival of Obligations..........................................     24
         Section 8.04      Further Assurances...............................................     24
         Section 8.05      Notices..........................................................     24
         Section 8.06      No Waiver........................................................     24
         Section 8.07      Mortgagee's Right to Perform.....................................     25
         Section 8.08      Successors and Assigns...........................................     25
         Section 8.09      Severability.....................................................     25
         Section 8.10      Entire Agreement and Modification................................     25
         Section 8.11      Applicable Law...................................................     25
         Section 8.12      Satisfaction of Prior Encumbrance................................     25
         Section 8.13      No Partnership...................................................     26
         Section 8.14      Headings.........................................................     26
         Section 8.15      Release of Mortgage..............................................     26
         Section 8.16      Limitation of Obligations with Respect to Mortgaged Property.....     26
         Section 8.17      Inconsistency with Loan Agreement................................     27
         Section 8.18      Limitation on Interest Payable...................................     27

         Section 8.19      Covenants To Run With the Land...................................     27
         Section 8.20      Last Dollar......................................................     27
         SECTION 8.21      EXCULPATION PROVISIONS...........................................     27
         Section 8.22      No Merger of Estates.............................................     28
         Section 8.23      Property Encumbered..............................................     28
         Section 8.24      Lien Law.........................................................     28
         Section 8.25      Real Property Law................................................     28
         Section 8.26      Non-Judicial Foreclosure.........................................     29
         Section 8.27      Possession of Loan Instruments Not Necessary.....................     29

Exhibit A - Legal Description
Exhibit B - Permitted Encumbrances

                    MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

         THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (hereinafter, together with any and all amendments, supplements, modifications or restatements of any kind, referred to as this "Mortgage"), is entered into as of September 23, 2002, by IRON AGE CORPORATION, a Delaware corporation, with offices at Robinson Plaza Three, Suite 400, Pittsburgh, Pennsylvania 15205 ("Mortgagor"), in favor of FOOTHILL CAPITAL CORPORATION, a California corporation, as arranger and administrative agent for each of the lenders and their respective successors and assigns which from time to time shall be a "Lender" under the Loan Agreement (as hereinafter defined) with offices at One Boston Place, Suite 1800, Boston, Massachusetts 02108 (in such capacity, together with its successors and assigns, "Mortgagee").

                                R E C I T A L S:

         WHEREAS, Mortgagor is the owner and holder of fee simple title in and to the Land (as hereinafter defined);

         WHEREAS, on the date hereof, Iron Age Holdings Corporation, a Delaware corporation ("Holdings"), Mortgagor and Falcon Shoe Mfg. Co., a Maine corporation ("Falcon") (Falcon, Holdings and Mortgagor, collectively, the "Borrower"), entered into that certain Loan and Security Agreement, dated as of the date hereof, with the Lenders that are signatories thereto and Mortgagee, as arranger and the administrative agent for the Lenders (as the same may be amended, modified or otherwise supplemented and in effect from time to time, as the "Loan Agreement"), pursuant to which the Lenders agreed to extend to the Borrower certain term loans and revolving credit facilities in the aggregate original principal amount of up to FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00) (the "Loan"); and

         WHEREAS, as a condition to Mortgagee executing the Loan Agreement, Mortgagee is requiring that Mortgagor grant to Mortgagee, on behalf of the Lenders, a security interest in and a first mortgage lien upon the Mortgaged Property (as hereinafter defined) to secure (a) the payment of all of the obligations of Mortgagor under this Mortgage and the other Loan Documents (as defined in the Loan Agreement), and (b) the performance of all terms, covenants, conditions, provisions, agreements and liabilities contained in this Mortgage, and the other Loan Documents.

         NOW, THEREFORE, in order to comply with the terms and conditions of the Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby agrees with Mortgagee as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.01 Terms Defined Above. As used in this Mortgage, the terms defined in the introductory paragraph to this Mortgage and in the Recitals set forth above shall have the meanings respectively assigned to them above.

         Section 1.02 Definitions. As used herein, the following terms shall have the following meanings:

         "Applicable UCC" means the Uniform Commercial Code as presently in effect in the State or Commonwealth where the Mortgaged Property is located.

         "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.
Section 101, et. seq.), as amended, and any successor statute.

         "Buildings" means any and all buildings, structures, covered garages, utility sheds, workrooms, air conditioning towers, open parking areas and other improvements, and any and all additions, alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed or constructed upon the Land or any part thereof.

         "Default Rate" means the interest rate determined in accordance with
Section 2.6(c) of the Loan Agreement.

         "Event of Default" has the meaning assigned to such term in Section
7.01 hereof.

         "Fixtures" means all materials, supplies, equipment, apparatus and other items now or hereafter owned by Mortgagor and now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Buildings or the Land, including any and all partitions, dynamos, window screens and shades, drapes, rugs and other floor coverings, awnings, motors, engines, boilers, furnaces, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatus and equipment, gasoline pumps, water tanks, heating, ventilating, plumbing, laundry, incinerating, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements, together with all accessions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof.

         "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department or agency, or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body, whether now or hereafter in existence.

         "Governmental Requirements" means any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any Governmental

Authority in any way applicable to Mortgagor or the Mortgaged Property, including the ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof.

         "Impositions" means all real estate and personal property taxes; water, gas, sewer, electricity and other utility rates and charges; charges for any easement, license or agreement maintained for the benefit of the Mortgaged Property; and all other taxes, charges and assessments, whether general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied or imposed upon the Mortgaged Property or the ownership, use, occupancy or enjoyment thereof, together with any interest, costs or penalties that may become payable in connection therewith.

         "Indemnified Person" has the meaning assigned to such term in Section
11.3 of the Loan Agreement.

         "Land" means the real property or interest therein described in Exhibit A attached hereto, and all rights, titles and interests appurtenant thereto.

         "Leases" means any and all leases, master leases, subleases, licenses, concessions or other agreements (whether written or oral, and whether now or hereafter in effect) which grant to third Persons a possessory interest in and to, or the right to use, all or any part of the Land, the Buildings, the Fixtures and/or the Personalty, together with all security and other deposits made in connection therewith and any guarantee of the obligations of the landlord or the tenant thereunder.

         "License" has the meaning assigned to such term in Section 3.02(a) hereof.

         "Lien"  has the meaning assigned to such term in the Loan Agreement

         "Loan Documents" means the Loan Agreement, the Bank Product Agreements, the Canadian Guarantee, the Canadian Security Agreement, the Cash Management Agreements, the Contribution Agreement, the Control Agreements, the Disbursement Letter, the Due Diligence Letter, the Fee Letter, the Guaranty, the Guarantor Security Agreement, the Letters of Credit, this Mortgage, the Officers' Certificate, the Patent Security Agreement, the Pledge Agreement, the Trademark Security Agreement, the Intercompany Subordination Agreement, (each of the above terms have the meaning assigned to such term in the Loan Agreement) any note or notes executed by a Borrower in connection with the Loan Agreement and payable to a member of the Lender Group, (as defined in the Loan Agreement), and any other agreement entered into, now or in the future, by a Loan Party and the Lender Group in connection with the Loan Agreement executed and delivered pursuant hereto or thereto or otherwise included in the definition of the term "Loan Documents" in the Loan Agreement.

         "Losses" means all obligations, damages, claims, causes of action, costs, fines, fees, charges, penalties, deficiencies, losses, diminutions in value, expenses (including court costs, fees and expenses of attorneys, accountants, consultants and other experts) and other liabilities, and, with respect to any indemnity, includes all attorneys' fees and expenses in connection with the enforcement and collection of such indemnity.

         "Maturity Date" means September 23, 2007.

         "Mortgaged Property" means all of Mortgagor's rights, titles, interests and estates, whether now owned or hereafter acquired, in and to the Land, the Buildings, the Fixtures and the Personalty, together with:

         (i) all rights, privileges, tenements, hereditaments, rights-of-way, easements, air rights, development rights or credits, zoning rights, appendages and appurtenances in anywise appertaining thereto (including all rights and interests to parking spaces in connection with the Land or the Buildings), and all rights, titles and interests of Mortgagor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, and all rights, titles and interests of Mortgagor in and to all rights, royalties and profits with respect to all minerals, coal, oil, gas and other substances of any kind or character on or underlying the Land, together with all rights, titles and interests of Mortgagor in and to all water and water rights (whether riparian, appropriative or otherwise and whether or not appurtenant);

         (ii) all rights of Mortgagor (but not its obligations) under any contracts and agreements, including, without limitation, construction contracts and architectural agreements, relating to the Land, the Buildings, the Fixtures or the Personalty;

         (iii) all of Mortgagor's rights, titles and interests in and to all permits, licenses, franchises, certificates, authorizations, consents, approvals and other rights and privileges (each, a "Permit") obtained in connection with the Land, the Buildings, the Fixtures or the Personalty or the use or operation thereof;

         (iv) all of Mortgagor's rights, titles and interests in and to all plans and specifications, designs, schematics, drawings and other information, materials and matters heretofore or hereafter prepared relating to the Land, the Buildings, the Fixtures or the Personalty;

         (v) all of Mortgagor's rights, titles and interests in and to all proceeds arising from or by virtue of the sale, lease or other disposition of the Land, the Buildings, the Fixtures or the Personalty or any part thereof or any interest therein or from the operation thereof;

         (vi) all of Mortgagor's rights, titles and interests, as landlord or licensor, in and to all Leases now or hereafter in effect and all Rents, royalties, bonuses, issues, profits, revenues or other benefits of the Land, the Buildings, the Fixtures or the Personalty;

         (vii) all of Mortgagor's rights, titles and interests in and to all betterments, additions, alterations, appurtenances, substitutions, replacements and revisions of and to the

                  Land, the Buildings, the Fixtures or the Personalty and all reversions and remainders therein;

         (viii) all of Mortgagor's rights, titles and interests in and to any awards, remuneration, settlements or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, the Buildings, the Fixtures or the Personalty, including those for any vacation of, or change of grade in, any streets affecting the Land or the Buildings;

         (ix) all of Mortgagor's rights, titles and interests in and to any and all other security and collateral of any nature whatsoever, whether now or hereafter given for the repayment, performance and discharge of the Obligations;

         (x) all of Mortgagor's rights, titles and interests in and to all awards, payments and proceeds of conversion, whether voluntary or involuntary, of any of the Land, the Buildings, the Fixtures, the Personalty or any of the property and rights described in the foregoing clauses (i) through (ix), including, without limitation, all insurance, condemnation and tort claims, refunds of real estate taxes and assessments, rent claims and other obligations dischargeable in cash or cash equivalents; and

         (xi) all other property and rights of Mortgagor of every kind and character relating to and used or to be used in connection with the foregoing property, and all proceeds and products of any of the foregoing.

         As used in this Mortgage, the term "Mortgaged Property" shall be expressly defined as meaning all or, where the context permits or requires, any portion of the above, and all or, where the context permits or requires, any interest therein. Mortgagee acknowledges that Mortgagor's right, title and interest under certain contracts and agreements, Permits or plans and specifications relating to the Land, the Buildings, the Fixtures or the Personalty may not be freely transferable. In connection with the foregoing, Mortgagor represents and warrants that the value of the Mortgaged Property will not be materially adversely affected in the event that any or all of such contracts, agreements, Permits, plans and specifications cannot be transferred.

         "Obligations" means (a) the Term Loan A, the Term Loan B, the Term Loan C, the Special Term Advance (each as defined in the Loan Agreement), debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit (as defined in the Loan Agreement), premiums, liabilities (including all amounts charged to the Loan Account (as defined in the Loan Agreement) pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter) (as defined in the Loan Agreement), charges, costs, Lender Group Expenses (as defined in the Loan Agreement) (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrowers to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise, (b) all Bank Product Obligations and (c) all Guaranteed Obligations. Any reference in this Mortgage or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding. Any reference in this Mortgage or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals, replacements substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding (as defined in the Loan Agreement).

         "Permitted Encumbrances" has the meaning assigned to such term in
Section 4.01 hereof.

         "Permitted Liens" has the meaning assigned to such term in the Loan Agreement.

         "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

         "Personalty" means all of the right, title and interest of Mortgagor in and to all furniture, furnishings, equipment, machinery, goods, general intangibles, money, insurance proceeds, contract rights, option rights, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Mortgagor with any governmental agencies, boards, corporations, providers of utility services, public or private, including all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, and all other personal property (other than the Fixtures) of any kind or character as defined in and subject to the provisions of the Applicable UCC, which are now or hereafter located or to be located upon, within or about the Land and the Buildings, or which are or may be used in or related to the planning, development, financing or operation of the Mortgaged Property, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof.

         "Principal Balance" has the meaning assigned to such term in Section
7.02 hereof.

         "Rents" means all of the rents, revenues, income, proceeds, profits, security and other types of deposits (after Mortgagor acquires title thereto), and other benefits paid or payable by parties (other than Mortgagor) for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying all or any part of the Land, the Buildings, the Fixtures and/or the Personalty.

         Section 1.03 Terminology. Except as otherwise provided herein:

         (a) references to Articles and Sections shall mean the corresponding Article or Section of this Mortgage;

         (b) words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa, and the definitions of words used in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa;

         (c) the words "herein," "hereof," "hereunder," and other words of similar import when used in this Mortgage refer to this Mortgage as a whole, and not to any particular Article or Section; and

         (d) the words "includes" or "including" mean includes or including, without limitation.

         Section 1.04 Other Defined Terms. Any capitalized term used in this Mortgage and not otherwise defined herein shall have the meaning assigned to such term in the Loan Agreement.

                                   ARTICLE II

             GRANT OF MORTGAGED PROPERTY, LIEN AND SECURITY INTEREST

         Section 2.01 Grant of Mortgage. To secure the full and timely payment, performance and discharge of the Obligations, Mortgagor hereby irrevocably MORTGAGES, GRANTS, BARGAINS, SELLS, ENFEOFFS, ASSIGNS, TRANSFERS and CONVEYS unto Mortgagee and Mortgagee's successors and assigns, as arranger and administrative agent for the Lenders pursuant to the terms of the Loan Agreement, for the use and benefit of Mortgagee, the real and personal property, rights, titles, interests and estates constituting the Mortgaged Property, subject, however, to the Permitted Encumbrances; TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee and Mortgagee's successors and assigns, subject to the terms and conditions of this Mortgage, forever, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee against every person whomsoever lawfully claiming or to claim the same or any part thereof, subject only to the Permitted Encumbrances; provided, however, that if Mortgagor shall pay (or cause to be paid) the Obligations as and when the same shall become due and payable and shall perform and discharge (or cause to be performed and discharged) the Obligations on or before the date the same are to be performed and discharged, then the mortgage interests, liens, security interests, estates and rights granted by this Mortgage shall terminate. Notwithstanding the foregoing, the maximum principal indebtedness secured hereby shall in no event exceed the sum of TWO MILLION AND 00/100 DOLLARS ($2,000,000.00).

         Section 2.02 Grant of Security Interest. This Mortgage shall be construed as a mortgage on real property and it shall also constitute and serve as a "security agreement" within the meaning of, and shall constitute a first and prior security interest under, the Applicable UCC with respect to the Personalty and the Fixtures. To this end, Mortgagor by these presents does GRANT, BARGAIN, CONVEY, ASSIGN, TRANSFER and SET OVER unto Mortgagee, as arranger and administrative agent of the Lenders pursuant to the Loan Agreement, a security interest in all of Mortgagor's rights, titles and interests in, to and under the Personalty and the Fixtures, to secure the full and timely payment, performance and discharge of the Obligations.

         Section 2.03 No Obligation of Mortgagee. The assignment and security interest herein granted to Mortgagee shall not be deemed or construed to constitute Mortgagee as a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do the same, or to take any action, incur any expense or perform or discharge any obligation, duty or liability whatsoever.

         Section 2.04 Fixture Filing. Without in any manner limiting the generality of any of the other provisions of this Mortgage: (a) some portions of the goods described or to which reference is made herein are or are to become fixtures on the Land described or to which reference is made herein or on Exhibit A attached to this Mortgage; (b) this Mortgage is to be filed of record in the real estate records as a financing statement and shall constitute a "fixture filing" for purposes of the Applicable UCC; and (c) Mortgagor is the record owner of the real estate or interests in the real estate constituting the Mortgaged Property hereunder. Information concerning the security interest herein granted may be obtained at the addresses set forth on the first page hereof. The addresses of the Secured Party (Mortgagee) and of the Debtor (Mortgagor) are set forth on the first page hereof.

         Section 2.05 Maximum Indebtedness. ANYTHING CONTAINED IN THIS MORTGAGE TO THE CONTRARY NOTWITHSTANDING, THE MAXIMUM PRINCIPAL AMOUNT OF THE OBLIGATIONS SECURED BY THIS MORTGAGE AT EXECUTION OR WHICH UNDER ANY CONTINGENCY MAY BECOME SECURED HEREBY AT ANY TIME HEREAFTER IS TWO MILLION AND 00/100 DOLLARS ($2,000,000.00) (the "Maximum Secured Amount").

         Section 2.06 Credit Line Mortgage; Treatment of Borrowings and Repayments. Pursuant to the Loan Agreement, the amount outstanding under the Loan Agreement may increase and decrease from time to time as Mortgagee and the other Lenders under the Loan Agreement advance, Mortgagor repays, and Mortgagee and such other Lenders readvance sums on account of the indebtedness under the Loan Agreement, all as more fully defined and described in the Loan Agreement. Notwithstanding the foregoing provisions of this paragraph, the amount secured by this Mortgage shall never exceed the Maximum Secured Amount.

         Section 2.07 Future Advances. In accordance with Section 281 of the Real Property Law of the State of New York ("RPL"), except to the extent that Mortgagee elects otherwise in writing, this Mortgage shall secure (subject to the limitations on the amount secured by this Mortgage), in addition to any indebtedness or obligation secured by this Mortgage as of the Loan Closing Date, any and all future obligations and future advances that Mortgagee may make (within twenty years after the date hereof) pursuant to the Loan Agreement, including advances made by Mortgagee to protect Mortgagee's security (collectively, the "Future Advances"). This Mortgage shall, except to the extent that Mortgagee elects otherwise in writing, secure all Future Advances (without need for any amendment, supplement or modification to this Mortgage) whether such Future Advances are advanced on a so-called "optional" or "obligatory" basis, all to the same extent and with the same priority of lien as if such Future Advances had been made on the Loan Closing Date. All actual and potential junior lienors are hereby placed on notice that, except to the extent that Mortgagee elects otherwise in writing, their interests will be unconditionally and irrevocably subject and subordinate to all Future Advances, whether optional or obligatory.

Pursuant to RPL Section 281, this Mortgage secures indebtedness under a loan and security agreement, or other financing agreement that reflects the fact that the parties reasonably contemplate entering into a series of advances.

                                  ARTICLE III

                         ASSIGNMENT OF LEASES AND RENTS

         Section 3.01 Assignment. For Ten Dollars ($10.00) and other good and valuable consideration, including the indebtedness evidenced by the Loan Agreement, the receipt and sufficiency of which are hereby acknowledged and confessed, Mortgagor has presently, absolutely and irrevocably MORTGAGED, GRANTED, BARGAINED, SOLD, ENFEOFFED, ASSIGNED and CONVEYED, and by these presents does presently, absolutely and irrevocably GRANT, BARGAIN, SELL, ASSIGN and CONVEY, unto Mortgagee as arranger and administrative agent for the Lenders pursuant to the terms of the Loan Agreement, as security for the payment, performance and discharge of the Obligations, Mortgager's interest as landlord or licensor in all of the Leases and the Rents (if any), subject only to the Permitted Encumbrances applicable thereto and the License (as hereinafter defined); TO HAVE AND TO HOLD the Leases and the Rents unto Mortgagee, forever, and Mortgagor does hereby bind itself, its successors and assigns to warrant and forever defend the title to the Leases and the Rents unto Mortgagee against every Person whomsoever lawfully claiming or to claim the same or any part thereof, subject to the Permitted Encumbrances; provided, however, that if Mortgagor shall pay, or cause to be paid, and perform and discharge, or cause to be performed and discharged, the Obligations on or before the date the same are to be paid, performed and discharged, then this assignment shall terminate and be of no further force or effect, and all rights, titles and interests conveyed pursuant to this assignment shall become vested in Mortgagor without the necessity of any further act or requirement by Mortgagor or Mortgagee.

         Section 3.02 Limited License.

         (a) Mortgagee hereby grants to Mortgagor a limited license (the "License"), nonexclusive with the rights of Mortgagee reserved in Section 3.05 hereof, to exercise and enjoy all incidences of the status of a lessor under the Leases and the Rents, including, without limitation, the right to collect, demand, sue for, attach, levy, recover, and receive the Rents and to give proper receipts, releases and acquittances therefor. Mortgagor hereby agrees to receive all Rents and hold the same as a trust fund to be applied, and to apply the Rents so collected, except to the extent otherwise provided in the Loan Agreement, first to the payment, performance and discharge of the Obligations and then to the payment of the Impositions. Thereafter, Mortgagor may use the balance of the Rents collected in any manner not inconsistent with the Loan Documents.

         (b) If an Event of Default shall occur, the License shall immediately and automatically terminate without the necessity of any action by Mortgagee or any other Person, and Mortgagee shall have the right in such event to exercise the rights and remedies provided under this Mortgage or otherwise available to Mortgagee under applicable law. If an Event of Default shall occur and be continuing, then, upon demand by Mortgagee, Mortgagor shall promptly pay to

Mortgagee all security deposits under the Leases and all Rents allocable to any period commencing from and after the occurrence of such Event of Default. Any Rents received hereunder by Mortgagee shall be applied and disbursed to the payment, performance and discharge of the Obligations, subject to the terms of the Loan Agreement; provided, however, that, subject to any applicable requirement of law, any security deposits actually received by Mortgagee shall be held, applied and disbursed as provided in the applicable Leases.

         Section 3.03 Enforcement of Leases. Mortgagor shall (a) submit any and all proposed Leases entered into after the date hereof to Mortgagee for approval prior to the execution thereof; (b) duly and punctually perform and comply with any and all representations, warranties, covenants and agreements expressed as binding upon the lessor under any Lease; (c) maintain each of the Leases in full force and effect during the term thereof, (d) appear in and defend any action or proceeding in any manner connected with any of the Leases; (e) deliver to Mortgagee true and complete copies of all Leases; and (f) deliver to Mortgagee such further information, and execute and deliver to Mortgagee such further assurances and assignments, with respect to the Leases as Mortgagee may from time to time request. Without Mortgagee's prior written consent, Mortgagor shall not (i) do or knowingly permit to be done anything to impair the value of any of the Leases; (ii) except for security or similar deposits, collect any of the Rent more than one (1) month in advance of the time when the same becomes due under the terms of any Lease; (iii) discount any future accruing Rents; (iv) amend, modify or terminate any of the Leases; or (v) assign or grant a security interest in or to the License or any of the Leases or Rents.

         Section 3.04 Direction to Tenants. Upon the occurrence and during the continuance of an Event of Default, Mortgagor hereby authorizes and directs, and shall, at the direction of Mortgagee, further authorize and direct, in writing, the tenant under each Lease to pay directly to, or as directed by, Mortgagee all Rents accruing or due under its Lease without proof to the tenant of the occurrence and continuance of such Event of Default. Mortgagor hereby authorizes the tenant under each Lease to rely upon and comply with any notice or demand from Mortgagee for payment of Rents to Mortgagee, and Mortgagor shall have no claim against any tenant for Rents paid by such tenant to Mortgagee pursuant to such notice or demand.

         Section 3.05 Appointment of Attorney-in-Fact.

         (a) Mortgagor hereby constitutes and appoints Mortgagee the true and lawful attorney-in-fact, coupled with an interest, of Mortgagor and Mortgagor hereby confers upon Mortgagee the right, in the name, place and stead of Mortgagor, after the occurrence and during the continuance of an Event of Default to demand, sue for, attach, levy, recover and receive any of the Rents and any premium or penalty payable upon the exercise by any third Person under any Lease of a privilege of cancellation originally provided in such Lease and to give proper receipts, releases and acquittances therefor and, after deducting expenses of collection, to apply the net proceeds as provided in accordance with the provisions of the Loan Agreement; and Mortgagor does hereby authorize and direct any such third Person to deliver such payment to Mortgagee in accordance with this Article III, and Mortgagor hereby ratifies and confirms all that its said attorney-in-fact, Mortgagee, shall do or cause to be done by virtue of the powers granted hereby. The foregoing appointment is irrevocable and continuing, and such rights, powers and privileges shall be exclusive in Mortgagee, and its successors and assigns, so long as any part of the Obligations remain unpaid or unperformed and undischarged.

         (b) Mortgagor hereby constitutes and appoints Mortgagee the true and lawful attorney-in-fact, coupled with an interest, of Mortgagor and Mortgagor hereby confers upon Mortgagee the right, in the name, place and stead of Mortgagor, to subject and subordinate at any time and from time to time any Lease or any part thereof to the lien, assignment and security interest of this Mortgage, or to any other mortgage, deed of trust, assignment or security agreement, or to any ground lease or surface lease, with respect to all or a portion of the Mortgaged Property, or to request or require such subordination, where such reservation, option or authority was reserved to Mortgagor under any such Lease, or in any case where Mortgagor otherwise would have the right, power or privilege so to do. The foregoing appointment is irrevocable and continuing, and such rights, powers and privileges shall be exclusive in Mortgagee, and its successors and assigns, so long as any part of the Obligations remain unpaid or unperformed and undischarged. Mortgagor hereby represents and warrants that it has not at any time prior to the date hereof exercised any of the rights described in this Section 3.05(b), and Mortgagor hereby covenants not to exercise any such right, to subordinate any such Lease to the lien of this Mortgage or to any other mortgage, deed of trust, assignment or security agreement or to any ground lease or surface lease.

         Section 3.06 No Liability of Mortgagee. Neither the acceptance hereof nor the exercise of the rights and remedies hereunder nor any other action on the part of Mortgagee or any Person exercising the rights of Mortgagee hereunder shall be construed to; (a) be an assumption by Mortgagee or any such Person or to otherwise make Mortgagee or such Person liable or responsible for the performance of any of the obligations of Mortgagor under or with respect to the Leases or for any Rent, security deposit or other amount delivered to Mortgagor; provided that Mortgagee or any such Person exercising the rights of Mortgagee shall be accountable for any Rents, security deposits or other amounts actually received by Mortgagee or such Person, as the case may be; or (b) obligate Mortgagee or any such Person to take any action under or with respect to the Leases or with respect to the Mortgaged Property, to incur any expense or perform or discharge any duty or obligation under or with respect to the Leases or with respect to the Mortgaged Property, to appear in or defend any action or proceeding relating to the Leases or the Mortgaged Property, to constitute Mortgagee as a mortgagee-in-possession (unless Mortgagee actually enters and takes possession of the Mortgaged Property), or to be liable in any way for any injury or damage to persons or property sustained by any Person in or about the Mortgaged Property, other than to the extent caused by the willful misconduct or gross negligence of Mortgagee or any Person exercising the rights of Mortgagee hereunder.

         Section 3.07 Mortgagor's Indemnities. Mortgagor hereby agrees that the indemnification set forth in Section 11.3 of the Loan Agreement shall apply to any and all Losses incurred under or by reason of this Article III, or by reason or in defense of any and all claims and demands whatsoever which may be asserted against Mortgagee, any such Lender or any such Indemnified Person arising out of the Leases, including, without limitation, any claim by any third Person for credit on account of Rents paid to and received by Mortgagor, but not delivered to Mortgagee or its agents, representatives or employees, for any period under any Lease more than one (1) month in advance of the due date thereof.

         Section 3.08 No Modification of Mortgagor's Obligation. Nothing herein contained shall modify or otherwise alter the obligation of Mortgagor to make prompt payment of all Obligations as and when the same become due, regardless of whether the Rents described in this Article III are sufficient to pay the Obligations, and the rights provided to Mortgagee in accordance with this
Article III shall be cumulative of all other security of any and every character now or hereafter existing to secure payment of the Obligations.

         Section 3.09 Rights with Respect to Leases. With respect to the foregoing reference is made to Section 291-f of the New York Real Property Law and the benefits of such Section 291-f shall apply hereto.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Mortgagor hereby unconditionally represents and warrants to Mortgagee as follows:

         Section 4.01 Title to Mortgaged Property and Lien of this Mortgage. Mortgagor has good and marketable fee simple title to the Land and the Buildings, and has good and marketable title to the Fixtures, the Personalty and the other Mortgaged Property except for Permitted Liens. The Land and the Building) are free and clear of any and all Liens, charges, encumbrances, security interests and adverse claims whatsoever, except as set forth on Exhibit B attached hereto (the "Permitted Encumbrances"). The Fixture, the Personalty and the other Mortgaged Property (other than the Land and the Building) are free and clear of any and all Liens, charges, encumbrances, security interest and advance claims whatsoever except for Permitted Liens.

         Section 4.02 Taxes and Other Payments. Mortgagor has paid all Impositions which have become due pursuant to any assessments or charges received by it in connection with the Mortgaged Property, and Mortgagor does not know of any basis for any additional assessment or charge in respect of any such taxes or other Impositions. Mortgagor has paid in full all sums owing or claimed for labor, material, supplies, personal property (whether or not forming a Fixture hereunder) and services of every kind and character used, furnished or installed in or on the Mortgaged Property that are now due and owing and no claim for same exists or will be permitted to be created, except such claims as may arise in the ordinary course of business and that are not yet past due and except for Permitted Liens on any Fixtures or Personalty.

         Section 4.03 Power to Create Mortgage Interest and Security. Mortgagor has full power and lawful authority to grant, bargain, sell, assign, transfer, mortgage and convey a mortgage interest, Lien and security interest in all of the Mortgaged Property in the manner and form herein provided and without obtaining the authorization, approval, consent or waiver of any grantor, trustor, lessor, sublessor, Governmental Authority or other party or parties whomsoever.

         Section 4.04 Loan and Loan Agreements. Mortgagor has received a copy of and is fully familiar with the terms and provisions of the Loan Agreement. All representations and warranties made by Mortgagor in the Loan Agreement are incorporated herein by reference and are hereby made by Mortgagor as to itself and the Mortgaged Property as though such representations and warranties were set forth at length herein as the representations and warranties of Mortgagor.

         Section 4.05 Zoning Requirement. All of the improvements on the Land comply with all material requirements of any applicable zoning and subdivision laws and ordinances, including, without limitation, parking requirements. To the best of Mortgagor's knowledge, all of the improvements on the Land which were included in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Land, and no improvements on adjoining properties encroach upon the Land, and no easements or other encumbrances upon the Land encroach upon any of the improvements, situated on the Land or otherwise constituting the Mortgaged Property.

         Section 4.06 Use Compliance. To the best of Mortgagor's knowledge, Mortgagor and its operations at the Land currently comply in all material respects with all laws, ordinances, orders, rules and regulations of all Federal, state, and local governments of the appropriate departments, commissions, boards and offices thereof, and the orders, rules and regulations of the American Insurance Association or any other body now or hereafter constituted exercising similar functions, that at any time are applicable to the Mortgaged Property.

         Section 4.07 Flood Zone. The Mortgaged Property is not located in a Flood Hazard Area as defined by the Federal Insurance Administration.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

         Mortgagor hereby unconditionally covenants and agrees with Mortgagee as follows:

         Section 5.01 Lien Status. Except as otherwise provided in the Loan Agreement, Mortgagor shall not place, or permit to be placed, or otherwise mortgage, hypothecate or encumber the Mortgaged Property, or any portion thereof or interest therein, with any other mortgage, Lien or security interest of any nature whatsoever (statutory, constitutional or contractual), other than Permitted Encumbrances, regardless of whether such mortgage, Lien or security interest is allegedly or expressly inferior to the mortgage, Lien and security interest created by this Mortgage, and, if any such mortgage, Lien or security interest is asserted against the Mortgaged Property, Mortgagor shall promptly, at its own cost and expense, (a) pay the underlying claim in full (except for so long as such claim is being contested by Mortgagor in good faith and in accordance with the terms of the Loan Agreement) or take such other action as may be necessary to cause the same to be released of record and otherwise, and
(b) within ten (10) days after the date on which such mortgage, Lien or security interest is so asserted, give Mortgagee notice of such mortgage, Lien or security interest. Such notice shall specify who is asserting such mortgage, Lien or security interest and shall detail the origin and nature of the underlying claim giving rise to such asserted mortgage, Lien or security interest.

         Section 5.02 Payment of Impositions. Mortgagor shall duly pay and discharge, or cause to be paid and discharged, all Impositions not later than the due date thereof, or the day on which any fine, penalty, interest or cost may be added thereto or imposed, or the day on which any Lien may be filed for the nonpayment thereof (if such day is used to determine the due date of the respective item); provided, however, that Mortgagor may, if permitted by applicable law and if such installment payment would not create or permit the filing of a Lien against the Mortgaged Property, pay the Impositions in installments, whether or not interest shall accrue on the unpaid balance of such Impositions. Notwithstanding the foregoing, Mortgagor may withhold payment of any Imposition if, in each case, the validity or amount thereof is the subject of a Permitted Protest under the Loan Agreement.

         Section 5.03 Repair. Mortgagor shall keep the Mortgaged Property in good order and condition in accordance with Section 6.6 of the Loan Agreement and shall make all repairs, replacements and improvements thereof and thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, which are necessary to keep the same in the order and condition required by Section 6.6 of the Loan Agreement. Mortgagor shall also use reasonable efforts to prevent any act or occurrence which might impair the value or usefulness of the Mortgaged Property for its intended usage.

         Section 5.04 Insurance and Application of Insurance Proceeds.

         (a) During the term of this Mortgage, Mortgagor, at its sole cost and expense, shall maintain, or cause to be maintained policies of insurance, with respect to the Mortgaged Property in accordance with Section 6.8(a) of the Loan Agreement.

         (b) In the event of the foreclosure of this Mortgage, or in the event of any transfer of title to the Mortgaged Property, or any part thereof, by deed in lieu of foreclosure, the purchaser of the Mortgaged Property, or such part thereof, shall succeed to all of Mortgagor's rights with respect to the Mortgaged Property, including any rights to unexpired, unearned or returnable insurance premiums, subject to limitations on the assignment of blanket policies, but limited to such rights as relate to the Mortgaged Property or such part thereof. If Mortgagee acquires title to any lot, parcel or tract of the Mortgaged Property, or any part thereof, in any manner, Mortgagee shall thereupon (as between Mortgagor and Mortgagee) become the sole and absolute owner of the insurance policies with respect to such lot, parcel or tract of the Mortgaged Property, and all insurance proceeds payable thereunder with respect to such lot, parcel or tract of the Mortgaged Property, with the sole right to collect and retain all unearned or returnable premiums thereon with respect to such lot, parcel or tract of the Mortgaged Property, or such part thereof, if any.

         (c) If any damage to, destruction or loss of or other casualty with respect to any of the Mortgaged Property shall occur, Mortgagor shall file and prosecute its claim or claims for any insurance proceeds in good faith and with due diligence subject to Mortgagee's rights under Section 4.5 and Section 6.8(b) of the Loan Agreement.

         (d) Following any damage to, destruction or loss of or other casualty with respect to any of the Mortgaged Property, Mortgagee shall apply the entire amount of any insurance proceeds in accordance with the provisions of the Loan Agreement. In addition to the provisions set forth in the Loan Agreement, notwithstanding any damage to, destruction or loss of or other casualty with respect to any of the Mortgaged Property, the Obligations shall not be reduced until, and then only to the extent that, any insurance proceeds shall have been actually received and applied by Mortgagee to the discharge of the Obligations. If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by Mortgagee of such insurance proceeds, Mortgagee shall have the right, whether or not a deficiency judgment on any Loan Document shall have been sought, recovered or denied, to receive such insurance proceeds, or a portion thereof sufficient to pay the Obligations, whichever is less.

         Section 5.05 Condemnation and Application of Condemnation Proceeds.

         (a) Promptly upon its obtaining knowledge of the institution or the threatened institution of any proceeding for the condemnation or other taking of the Mortgaged Property, or any portion thereof or interest therein, Mortgagor shall notify Mortgagee of such proceeding. Mortgagor shall then, if requested by Mortgagee, file or defend its claim thereunder and prosecute same with due diligence to its final disposition and shall cause any awards or settlements to be paid over to Mortgagee for disposition pursuant to the terms of this Mortgage. Mortgagee shall be entitled to participate in any such proceeding, and Mortgagor shall deliver or cause to be delivered to Mortgagee such instruments as may be requested by Mortgagee from time to time to permit such participation.

         (b) If the Mortgaged Property or any part thereof is taken or diminished in value, or if a consent settlement is entered by or under threat of such proceeding, the award or settlement payable to Mortgagor by virtue of its interest in the Mortgaged Property shall be, and by these presents is, assigned, transferred and set over unto Mortgagee to be held by Mortgagee, subject to the Lien and security interest of this Mortgage, and disbursed in accordance with the provisions of the Loan Agreement or, if there is no provision contained in the Loan Agreement governing how the same is to be disbursed, then Mortgagee shall apply the entire amount thereof to the payment of the Obligations, whether or not then due and payable, in such manner and order as Mortgagee may elect. Notwithstanding the foregoing, if the proceeds arising from any single award or settlement are less than $250,000.00 in the aggregate, then Mortgagor shall be entitled to receive such proceeds, provided that Mortgagee shall have determined, in the reasonable exercise of its discretion, that the Mortgaged Property can be restored (i) within six (6) months, (ii) prior to the Maturity Date, and (iii) after such restoration will adequately secure the then outstanding balance of the Obligations. Notwithstanding any condemnation or other taking of any of the Mortgaged Property, Mortgagor shall continue to pay the Obligations at the time and in the manner provided for in the Loan Agreement and the other Loan Documents, and the Obligations shall not be reduced until, and then only to the extent that, any condemnation award or settlement shall have been actually received and applied by Mortgagee to the discharge of the Obligations. If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by Mortgagee of such condemnation award or settlement, Mortgagee shall have the right, whether or not a deficiency judgment on any Loan Document shall have been sought, recovered or denied, to receive such condemnation award or settlement, or a portion thereof sufficient to pay the Obligations, whichever is less.

         Section 5.06 Maintenance of Rights of Way, Easements and Licenses. Mortgagor shall maintain, preserve and renew all rights of way, easements, grants, privileges, licenses and franchises reasonably necessary for the use and operation of the Mortgaged Property from time to time and Mortgagor shall not, without the prior written consent of Mortgagee (which consent shall not be unreasonably withheld), initiate, join in or consent to any private restrictive covenant or other public or private restriction as to the use of the Mortgaged Property. Mortgagor shall, however, comply in all material respects with all restrictive covenants which may at any time affect the Mortgaged Property, all applicable zoning ordinances and all other public or private restrictions relating to the use of the Mortgaged Property.

         Section 5.07 Payment and Performance of Obligations. Mortgagor shall duly and punctually pay and perform all of the Obligations in the manner provided for in the Loan Agreement.

         Section 5.08 Additional Covenants. All covenants made by Borrower in the Loan Agreement are incorporated herein by reference and are hereby made by Mortgagor as to itself and the Mortgaged Property as though such covenants were set forth at length herein as the covenants of Mortgagor.

         Section 5.09 Construction of Covenants. All covenants hereof and in
Article VI shall be construed as affording to Mortgagee rights additional to and not exclusive of the rights conferred under the provisions of Sections 254, 271 and 272 of the New York Real Property Law or any other applicable law of any other state. If there is a conflict between any provisions of this Mortgage and the provisions of Section 254 of the New York Real Property Law or such law of another state, Mortgagor agrees that the applicable provision of this Mortgage shall control.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         Mortgagor hereby covenants and agrees with Mortgagee that, until all of the Obligations shall have been paid or performed in full and discharged:

         Section 6.01 Use Violations. Mortgagor shall not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, the Mortgaged Property in any manner which (a) violates any Governmental Requirement, (b) may be dangerous unless safeguarded as required by applicable law, (c) constitutes a public or private nuisance, or (d) makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.

         Section 6.02 Waste. Mortgagor shall not commit or permit any waste with respect to the Mortgaged Property.

         Section 6.03 Limitations of Use. In addition, Mortgagor shall not initiate, join or consent to any change in any private restrictive covenant, zoning ordinance or other public or private restrictions limiting or defining the uses that may be made of any of the Land and the Buildings or any part thereof that would have a material adverse effect on the value of any of the Land or the Buildings. Mortgagor shall comply with the provisions of all leases, licenses, agreements and private covenants, conditions and restrictions that at any time are applicable to the Mortgaged Property.

         Section 6.04 Alterations. Mortgagor shall notify Mortgagee, in writing and in advance, with respect to all proposed alterations, improvements or additions to the Mortgaged Property which are of a material nature.

         Section 6.05 No Further Encumbrances. Mortgagor shall not, without the prior written consent of Mortgagee, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any mortgage, pledge, Lien (statutory, constitutional or contractual), security interest, encumbrance or charge on, or conditional sale or other title retention agreement with respect to, (i) the Land and the Buildings, or any portion thereof or interest therein, other than the Permitted Encumbrances, and (ii) the Fixtures and the Personalty, other than the Permitted Liens, regardless of whether the same are subordinate to the Lien(s) and security interest(s) created by this Mortgage.

         Section 6.06 Transfer Restrictions. Mortgagor shall not sell, lease, assign, transfer or otherwise dispose of or abandon all or any part of the Mortgaged Property (or any interest therein), except as expressly permitted by this Mortgage and in accordance with the terms hereof and the terms of the Loan Agreement.

         Section 6.07 Loan and Loan Agreements. Mortgagor has received a copy of and is fully familiar with the terms and provisions of the Loan Agreement. All negative covenants made by Borrower in the Loan Agreement are incorporated herein by reference and are hereby made by Mortgagor as to itself and the Mortgaged Property as though such negative covenants were set forth at length herein as the negative covenants of Mortgagor.

                                  ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

         Section 7.01 Event of Default. The "Events of Default" set forth in
Section 8 of the Loan Agreement shall be incorporated herein by this sentence as if fully set forth herein, and, without limiting the generality of the foregoing, the occurrence of an "Event of Default" under the Loan Agreement shall constitute an "Event of Default" under this Mortgage.

         Section 7.02 Acceleration. Upon the occurrence and during the continuance of any Event of Default, in addition to any other rights, powers or remedies conferred herein or by operation of law, Mortgagee may declare the then unpaid principal balance of the Loan (the "Principal Balance"), the accrued interest thereon and any other accrued but unpaid portion of the Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Mortgagor.

         Section 7.03 Foreclosure and Sale. If an Event of Default shall occur and be continuing, Mortgagee shall have the right and option to proceed with foreclosure and to sell, all or any portion of the Mortgaged Property at one or more sales, as an entirety or in parcels, at such place or places, in such manner and upon such notice as may be required by applicable law, or, in the absence of any such requirement, as Mortgagee may deem appropriate, and to make conveyance to the purchaser or purchasers. Where the Mortgaged Property is situated in more than one county, notice as above provided shall be posted and filed in all such counties (if such notices are required by applicable law), and all such Mortgaged Property may be sold in any such county and any such notice shall designate the county where such Mortgaged Property is to be sold. Nothing contained in this Section 7.03 shall be construed so as to limit in any way Mortgagee's rights to sell the Mortgaged Property, or any portion thereof, by private sale if, and to the extent that, such private sale is permitted under the laws of the applicable jurisdiction (including, without limitation, the procedures set forth in Article 14 of the New York Real Property Actions and Proceedings Law and any amendments or substitute statutes in regard thereto) or by public or private sale after entry of a judgment by any court of competent jurisdiction so ordering. Mortgagor hereby irrevocably appoints Mortgagee to be the attorney-in-fact of Mortgagor (coupled with an interest) and in the name and on behalf of Mortgagor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which Mortgagor ought to execute and deliver and do and perform any and all such acts and things which Mortgagor ought to do and perform under the covenants herein contained and generally, to use the name of Mortgagor in the exercise of all or any of the powers hereby conferred on Mortgagee. At any such sale: (a) whether made under the power herein contained or any other legal enactment, or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Mortgagee to have physically present, or to have constructive possession of, the Mortgaged Property (Mortgagor hereby covenanting and agreeing to deliver to Mortgagee any portion of the Mortgaged Property not actually or constructively possessed by Mortgagee immediately upon demand by Mortgagee) and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale; (b) each instrument of conveyance executed by Mortgagee shall contain a general warranty of title, binding upon Mortgagor and its successors and assigns; (c) each and every recital contained in any instrument of conveyance made by Mortgagee shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment and/or nonperformance of the Obligations and advertisement and conduct of such sale in the manner provided herein and otherwise required by applicable law; (d) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed;
(e) the receipt of Mortgagee, or of such other party or officer making the sale, shall be a sufficient discharge to the purchaser or purchasers for its purchase money and no such purchaser or purchasers, or its assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof; (f) to the fullest extent permitted by applicable law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity (including any statutory or common law right of redemption, which is hereby waived to the fullest extent permitted by applicable law), in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against any and all other persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor; and (g) to the extent and under such circumstances as are permitted by applicable law, Mortgagee may be a purchaser at any such sale, and shall have the right, after paying or accounting for all costs of said sale or sales, to credit the amount of the bid upon the amount of the Obligations (in the order of priority set forth in Section 7.16 hereof) in lieu of cash payment. Each remedy provided in this instrument is distinct from and cumulative with all other rights and remedies provided hereunder or afforded by applicable law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever. All notices hereunder or under any applicable law pertaining hereto (including, without limitation, Article 14 of the New York Real Property Actions and Proceedings Law) shall be in writing and shall be deemed sufficiently served for all purposes when given pursuant to Section 8.05 hereof or as otherwise permitted by Article 14 of the New York Real Property Actions and Proceedings Law.

         Section 7.04 Mortgagee's Agents. Mortgagee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Mortgagee, including the posting of notices and the conduct of sale, but in the name and on behalf of Mortgagee.

         Section 7.05 Receiver. If an Event of Default shall occur and be continuing, Mortgagee may apply for and obtain as a matter of right and without notice to Mortgagor, which notice is hereby expressly waived by Mortgagor, the appointment of a receiver to collect the Rents of the Mortgaged Property and to preserve the security hereof, either before or after any foreclosure sale, without regard to the value of the Mortgaged Property as security for the amount due Mortgagee, or the solvency of any entity or entities, person or persons primarily or secondarily liable for the payment of such amounts; the Rents of the Mortgaged Property, in any such event, having heretofore been assigned to Mortgagee pursuant to Section 3.01 above as additional security for the payment of the Obligations secured hereby.

         Section 7.06 Judicial Foreclosure; Receivership. Upon the occurrence and during the continuance of an Event of Default, Mortgagee shall have the right and power to proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Mortgaged Property under the order of a court or courts of competent jurisdiction or under executory or other legal process, or for the enforcement of any other appropriate legal or equitable remedy. Any money advanced by Mortgagee in connection with any such receivership shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Mortgagee and bearing interest from the date of such advance by Mortgagee until paid at the Default Rate.

         Section 7.07 Foreclosure for Installments. To the extent allowed by applicable law, Mortgagee shall also have the option to proceed with foreclosure in satisfaction of any installments of the Obligations which have not been paid when due, either through the courts or otherwise, by non-judicial foreclosure in satisfaction of the matured but unpaid portion of the Obligations as if under a full foreclosure, conducting the sale as herein provided and without declaring the entire principal balance and accrued interest due. Such sale may be made subject to the unmatured portion of the Obligations, and any such sale shall not in any manner affect the unmatured portion of the Obligations, but as to such unmatured portion of the Obligations this Mortgage shall remain in full force and effect just as though no sale had been made hereunder. It is further agreed that several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Obligations, it being the intent and purpose hereof to provide for a foreclosure and sale of the security for any matured portion of the Obligations without exhausting the power to foreclose and sell the Mortgaged Property for any subsequently maturing portion of the Obligations.

         Section 7.08 Separate Sales. To the extent allowed by applicable law, the Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

         Section 7.09 Possession of Mortgaged Property. Mortgagor agrees to the full extent that it lawfully may, that, in case one or more of the Events of Default shall have occurred and be continuing, then, and in every such case, Mortgagee shall have the right and power to enter into and upon and take possession of all or any part of the Mortgaged Property in the possession of Mortgagor, its successors or assigns, or its or their agents or servants, and may exclude Mortgagor, its successors or assigns, and all persons claiming under Mortgagor, and its or their agents or servants wholly or partly therefrom; and, holding the same, Mortgagee may use, administer, manage, operate and control the Mortgaged Property and conduct the business thereof to the same extent as Mortgagor, its successors or assigns, might at the time do and may exercise all rights and powers of Mortgagor, in the name, place and stead of Mortgagor, or otherwise as Mortgagee shall deem best. All commercially reasonable costs, expenses and liabilities of every character incurred by Mortgagee in administering, managing, operating and controlling the Mortgaged Property shall constitute a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Mortgagee and shall bear interest from date of expenditure until paid at the Default Rate, all of which shall constitute a portion of the Obligations and shall be secured by this Mortgage and all of the other Loan Documents. Mortgagor hereby irrevocably constitutes and appoints Mortgagee as Mortgagor's attorney-in-fact (coupled with an interest) to perform such acts and execute such documents as Mortgagee in its sole discretion, shall deem appropriate, including endorsement of Mortgagor's name on any instruments. Regardless of any provision of this Mortgage, the Loan Agreement or any other Loan Document, Mortgagee shall not be considered to have accepted any property other than cash or immediately available funds in satisfaction of any obligation of Mortgagor to Mortgagee, unless Mortgagee shall have given express written notice of Mortgagee's election to the contrary of that remedy.

         Section 7.10 Occupancy After Foreclosure. In the event that there is a foreclosure sale hereunder and at the time of such sale Mortgagor or Mortgagor's representatives, successors or assigns or any other person claiming any interest in the Mortgaged Property by, through or under Mortgagor, are occupying or using the Mortgaged Property or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either the landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser. To the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will. In the event that the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the Mortgaged Property (such as an action for forcible entry and detainer) in any court having appropriate jurisdiction.

         Section 7.11 Remedies Cumulative, Concurrent and Nonexclusive. Every right, power and remedy herein given to Mortgagee shall be cumulative and in addition to every other right, power and remedy herein specifically given or now or hereafter existing in equity, at law or by statute (including specifically those granted by the Applicable UCC). Each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by Mortgagee, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by Mortgagee in the exercise of any such right, power or remedy shall impair any right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

         Section 7.12 No Release of Obligations. Neither Mortgagor, any guarantor nor any other Person now or hereafter obligated for the payment or performance of all or any part of the Obligations shall be relieved of any such obligation by reason of (a) the failure of Mortgagee to comply with any request of Mortgagor, or any guarantor or any other Person so obligated to foreclose the Lien of this Mortgage or to enforce any provision hereunder or under the Loan Agreement; (b) the release, regardless of consideration, of the Mortgaged Property or any portion thereof or interest therein or the addition of any other property to the Mortgaged Property; (c) any agreement or stipulation between any subsequent owner of the Mortgaged Property and Mortgagee extending, renewing, rearranging or in any other way modifying the terms of this Mortgage without first having obtained the consent of, given notice to or paid any consideration to Mortgagor, any guarantor or such other Person, and in any such event Mortgagor, guarantor and all such other Persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by Mortgagee; or
(d) any other act or occurrence save and except the complete payment and performance of all of the Obligations and the complete fulfillment of all obligations set forth herein and in the Loan Agreement.

         Section 7.13 Release of and Resort to Collateral. Mortgagee may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the mortgage, Lien or security interest created in or evidenced by this Mortgage or its stature as a first and prior mortgage, Lien and security interest in and to the Mortgaged Property, and without in any way releasing or diminishing the liability of any Person liable for the payment or performance of the Obligations. Mortgagee may resort to any other security for the Obligations held by Mortgagee in such manner and order as Mortgagee may elect.

         Section 7.14 Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by applicable law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefits that might accrue to Mortgagor by virtue of any present or future moratorium law or other law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; (b) except for notices expressly provided for herein or in the Loan Agreement, all notices of any Event of Default or of Mortgagee's intention to accelerate maturity of the Obligations or of Mortgagee's election to exercise any right, remedy or recourse provided for hereunder or under the Loan Agreement; and (c) any right to a marshalling of assets or a sale in inverse order of alienation. If any law referred to in this Mortgage and now in force, of which Mortgagor or its successors or assigns might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall thereafter be deemed not to constitute any part of the contract herein contained or to preclude the operation or application of the provisions hereof.

         Section 7.15 Discontinuance of Proceedings. In case Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the Loan Agreement and shall thereafter elect to discontinue or abandon same for any reason, Mortgagee shall have the unqualified right so to do and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Obligations, this Mortgage, the Loan Agreement, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if same had never been invoked.

         Section 7.16 Application of Proceeds. After the occurrence and during the continuance of an Event of Default, the proceeds of any sale of and any other amounts generated by the holding, leasing, operating or other use of the Mortgaged Property shall be applied by Mortgagee (or the receiver, if one is appointed), to the extent that funds are so available therefrom, in the following order of priority, except to the extent otherwise required by applicable law:

         (a) first, to the payment of the reasonable and necessary costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving the same, including (i) trustees' and receivers' fees, (ii) court costs, (iii) attorneys' and accountants' fees, (iv) costs of advertisement and title search fees, and (v) the payment of any and all Impositions, Liens, security interests or other rights, titles or interests equal or superior to the mortgage, Lien and security interest of this Mortgage (except those to which the Mortgaged Property has been sold subject to and without in any way implying Mortgagee's prior consent to the creation thereof); and

         (b) second, to the payment of all other amounts which may be due to Mortgagee hereunder or under the other Loan Documents, together with interest thereon as provided in the Loan Agreement, in such manner and order as set forth in Section 2.4(b) of the Loan Agreement.

Mortgagor shall be liable for any deficiency remaining.

         Section 7.17 Uniform Commercial Code Remedies. Mortgagee shall have all of the rights, remedies and recourses with respect to the Personalty and the Fixtures afforded to it by the Applicable UCC, including, without limitation, the right to take possession of the Personalty and the Fixtures or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Personalty and the Fixtures, in addition to, and not in limitation of, the other rights, remedies and recourses afforded by this Mortgage and the other Loan Documents.

         Section 7.18 Indemnity. Mortgagor hereby agrees that the indemnification set forth in Section 11.3 of the Loan Agreement shall apply to any Losses which may or might be incurred by Mortgagee or any such Lender or Indemnified Persons by reason of this Mortgage or the exercise of rights or remedies hereunder, including such Losses as may result from the ordinary negligence of Mortgagee, a Lender or an Indemnified Person or which may result from strict liability, whether under applicable law or otherwise, unless such Loss is caused by the gross negligence or, willful misconduct of Mortgagee or such Lender or Indemnified Person. The liabilities of Mortgagor, as set forth in this Section 7.18, shall survive the termination of this Mortgage.

         Section 7.19 Waiver of Defenses. In any action to foreclose the lien or liens of this Mortgage, including a partial foreclosure, no defense, counterclaim or setoff shall be available to the Mortgagor other than one which
(i) asserts that all monies owed have been paid, (ii) denies the existence or sufficiency of the facts upon which the action is grounded, or (iii) raises an issue concerning the priority of liens or the statute of limitations or other bar to an action based on the passage of time. If any defense, counterclaim or setoff, other than one permitted by the preceding sentence, is timely raised in such foreclosure action, such defense, counterclaim, or setoff shall be dismissed; provided, however, that if such defense, counterclaim or setoff is based on a claim which could be tried in an action for money damages, such claim may be brought in a separate action which shall not thereafter be consolidated with such foreclosure action. The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying the foreclosure action. Any assignee of this Mortgage and the Loan Agreement shall take the same free and clear of all offsets, counterclaims or defenses of any nature whatsoever which the Mortgagor may have against any assignor of this Mortgage and the Loan Agreement and no such offset, counterclaim or defense shall be interposed or asserted by the Mortgagor in any action or proceeding brought by any such assignee upon this Mortgage or the Loan Agreement and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by the Mortgagor. In addition, the Mortgagor shall not make, nor be entitled to make, any claim for money damages against the Mortgagee based upon any claim or assertion that the Mortgagee has unreasonably withheld or delayed the Mortgagee's consent and/or approval with respect to any provision contained in the Loan Agreement, this Mortgage or any other document which provides, in effect, that the Mortgagee's consent and/or approval is required and shall not be unreasonably withheld or delayed. The Mortgagor's sole remedy in such event shall be limited to an action or proceeding to enforce any such provision pursuant to specific performance, injunction or declaratory judgment.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.01 Instrument Construed as Mortgage, Etc. This Mortgage may be construed as a mortgage, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of them, in order to fully effectuate the liens and security interests created hereby and the purposes and agreements set forth herein.

         Section 8.02 Performance at Mortgagor's Expense. The cost and expense of performing or complying with any and all of the Obligations shall be borne solely by Mortgagor, and no portion of such cost and expense shall be, in any way or to any extent, credited against any installment on or portion of the Obligations.

         Section 8.03 Survival of Obligations. Each and all of the Obligations shall survive the execution and delivery of this Mortgage and shall continue in full force and effect until all of the Obligations shall have been fully satisfied in accordance with the terms of the Loan Agreement.

         Section 8.04 Further Assurances. Mortgagor, upon the request of Mortgagee, shall execute, acknowledge, deliver and record and/or file such further instruments, including financing statements, and do such further acts as may be necessary, desirable or proper to carry out more effectively the purpose of this Mortgage and to subject to the mortgage, Liens and security interests hereof any property intended by the terms hereof to be covered hereby, including any renewals, additions, substitutions, replacements, betterments or appurtenances to the then Mortgaged Property.

         Section 8.05 Notices. All notices or other communications required or permitted to be given pursuant to this Mortgage shall be in writing and shall be considered properly given if given in the manner prescribed by Section 12 of the Loan Agreement and to the parties and at the addresses set forth in Section 12 of the Loan Agreement; provided, however, that (a) service of notice as required by the laws of any State or Commonwealth in which portions of the Mortgaged Property may be situated shall for all purposes be deemed appropriate and sufficient notice thereunder, and (b) any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of ten (10) days' notice to the other party in the manner set forth above.

         Section 8.06 No Waiver. Any failure by Mortgagee to insist, or any election by Mortgagee not to insist, upon strict performance by Mortgagor of any of the terms, provisions or conditions of this Mortgage shall not be deemed to be a waiver of the same or of any other terms, provision or condition hereof, and Mortgagee shall have the right, at any time or times thereafter, to insist upon strict performance by Mortgagor of any and all of such terms, provisions and conditions. Except as may be otherwise provided in the Loan Agreement, Mortgagee may, in Mortgagee's sole and absolute discretion, accept or reject any proposed cure of an Event of Default. In no event shall any provision of this Mortgage or any other Loan Document which provides that Mortgagee shall have certain rights and/or remedies only during the continuance of an Event of Default be construed so as to require Mortgagee to accept a cure of any such Event of Default. Unless and until Mortgagee accepts any proposed cure of an Event of Default, such Event of Default shall be deemed to be continuing for purposes of this Mortgage and the other Loan Documents.

         Section 8.07 Mortgagee's Right to Perform. Subject to the terms of the Loan Agreement, Mortgagor agrees that if Mortgagor fails to perform any act or take any action which Mortgagor is required to perform or take hereunder or under the Loan Agreement (within the time required thereunder) or to pay any money which Mortgagor is required to pay hereunder or under the Loan Agreement (within the time required thereunder), Mortgagee may, but shall not be obligated to, perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by any of them and any money so paid by any of them shall be a demand obligation owing by Mortgagor to Mortgagee, as the case may be, and Mortgagee, upon making such payment, shall be subrogated to all of the rights of the Person receiving such payment. Each amount due and owing by Mortgagor to Mortgagee pursuant to this Mortgage shall bear interest from the date of such expenditure or payment or other occurrence which gives rise to such amount being owed to such Person until paid at the Default Rate, and all such amounts together with such interest thereon shall be a part of the Obligations. If Mortgagee shall elect to pay any Imposition or other sums due with reference to the Mortgaged Property, Mortgagee may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof.

         Section 8.08 Successors and Assigns. All of the terms hereof shall apply to, be binding upon and inure to the benefit of the parties hereto, their successors, assigns, heirs and legal representatives, and all other persons claiming by, through or under them.

         Section 8.09 Severability. This Mortgage is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws and regulations of applicable Governmental Authorities and the provisions hereof are intended to be limited to the extent necessary that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any provision hereof or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Mortgage nor the application of such provision to other persons or circumstances shall be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable law.

         Section 8.10 Entire Agreement and Modification. This Mortgage may not be amended, revised, waived, discharged, released or terminated orally, but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

         Section 8.11 Applicable Law. This Mortgage shall be governed by, and construed in accordance with, the laws of the State in which the mortgaged property is located.

         Section 8.12 Satisfaction of Prior Encumbrance. To the extent that proceeds advanced pursuant to the Loan Agreement are used to pay indebtedness secured by any outstanding mortgage, Lien, security interest, charge or prior encumbrance against the Mortgaged Property, such proceeds shall be deemed to have been advanced by Mortgagee at Mortgagor's request, and Mortgagee shall be subrogated to any and all rights, mortgages, security interests and Liens owned by any owner or holder of such outstanding mortgages, Liens, security interests, charges or encumbrances, irrespective of whether said mortgages, Liens, security interests, charges or encumbrances are released, and it is expressly understood that, in consideration of the payment of such other indebtedness by Mortgagee, Mortgagor hereby waives and releases all demands and causes of action for offsets and payments to, upon and in connection with the said indebtedness.

         Section 8.13 No Partnership. Nothing contained in this Mortgage is intended to, or shall be construed to, create to any extent and in any manner whatsoever any partnership, joint venture, or association between Mortgagor and Mortgagee, or in any way make Mortgagee a co-principal with Mortgagor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.

         Section 8.14 Headings. The Article, Section and Subsection headings hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

         Section 8.15 Release of Mortgage. If all of the Obligations shall be paid or performed and the Loan Agreement terminated, Mortgagee shall forthwith cause satisfaction and discharge of this Mortgage to be entered upon the record at the expense of Mortgagor by executing and delivering, or causing to be executed and delivered, to Mortgagor such instruments of satisfaction and discharge as may be appropriate, such instruments to be duly acknowledged and in form for recording.

         Section 8.16 Limitation of Obligations with Respect to Mortgaged Property.

         (a) Neither Mortgagee nor any Lender shall have any duty or liability to protect or preserve any Mortgaged Property or to preserve rights pertaining thereto other than the duty to use reasonable care in the custody and preservation of any Mortgaged Property in its actual possession. Mortgagee shall be deemed to have exercised reasonable care in the custody and preservation of any Mortgaged Property in its possession if such Mortgaged Property is accorded treatment substantially equal to that which Mortgagee accords its own like property. Mortgagee shall be relieved of all responsibility for any Mortgaged Property in its possession upon surrendering it, or tendering surrender of it, to Mortgagor or to such other Person entitled thereto by applicable law.

         (b) Nothing contained in this Mortgage shall be construed as requiring or obligating Mortgagee or any Lender, and neither Mortgagee nor any Lender shall be required, or obligated, to (i) make any demand, or make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or notice or take any action, with respect to any Mortgaged Property or the monies due or to become due thereunder or in connection therewith, (ii) ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders, offers or other matters relating to any Mortgaged Property, whether or not Mortgagee or any Lender has or is deemed to have knowledge or notice thereof, (iii) take any necessary steps to preserve rights against any prior parties with respect to any Mortgaged Property, or (iv) notify Mortgagor or any other Person of any decline in the value of any Mortgaged Property.

         Section 8.17 Inconsistency with Loan Agreement. In the event of any conflict between the terms of this Mortgage and the terms of the Loan Agreement with respect to the Mortgaged Property, the terms of the Loan Agreement shall govern and control.

         Section 8.18 Limitation on Interest Payable. It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to the transaction of which this Mortgage is a part. All agreements between Mortgagor and Mortgagee (and the Lenders) whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by Mortgagor for the use, forbearance or detention of the money to be loaned under the Loan Agreement or any other Loan Document, or for the payment or performance of any covenant or obligation contained herein or in the Loan Agreement or any other Loan Document, exceed the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by applicable law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If, under any circumstances, Mortgagor shall have paid an amount of money which is deemed to be interest by applicable law, which and such interest would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to Mortgagor. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit by the Lenders shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by applicable law, be amortized, prorated, allocated and spread from the date of this Mortgage until payment in full of the Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

         Section 8.19 Covenants To Run With the Land. All of the grants, representations, warranties, undertakings, covenants, terms, provisions and conditions in this Mortgage shall run with the Land and shall apply to and bind the successors and assigns of Mortgagor. If there shall be more than one Mortgagor, the covenants, representations and warranties made herein shall be deemed to be joint and several.

         Section 8.20 Last Dollar. Until such time as the lien of this Mortgage has been released of record, all payments and repayments made, from time to time, on account of the Loan shall be applied in accordance with Section 2.4(b) of the Loan Agreement, it being the intent of the parties hereto that the Special Term Advance shall not be paid, either wholly or in part, until all other outstanding Advances (as defined in the Loan Agreement) have been paid in full.

         SECTION 8.21 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS MORTGAGE; AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS MORTGAGE; THAT IT HAS IN FACT READ THIS MORTGAGE AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS MORTGAGE; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE

NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS MORTGAGE; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS MORTGAGE; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS MORTGAGE RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS MORTGAGE ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

         Section 8.22 No Merger of Estates. So long as any part of the Obligations remain unpaid, unperformed or undischarged, the fee, easement and leasehold estates to the Mortgaged Property shall not merge but rather shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any lessee, any third-party purchaser or otherwise.

         Section 8.23 Property Encumbered. Mortgagor represents that this Mortgage does not encumber property principally improved or to be improved by one or more structures containing in the aggregate not more than six residential dwelling units.

         Section 8.24 Lien Law. Pursuant to Section 13 of the Lien Law of the State of New York, Mortgagor shall receive the advances secured hereby and shall hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of any improvement and shall apply such advances first to the payment of the cost of any such improvements on the Mortgaged Property before using any part of the total of the same for any other purpose. Mortgagor shall indemnify and hold Mortgagee harmless from and against any and claims, judgments, losses, costs or expenses, including, without limitation, reasonable attorneys' fees and disbursements, arising out of or relating to any proceedings instituted by any claimant alleging a violation by Mortgagor of any applicable lien law including, without limitation, any section of Article 3-A of the Lien Law.

         Section 8.25 Real Property Law. (a) Mortgagee shall have all of the rights and privileges against lessees of the Mortgaged Property as set forth in
Section 291(f) of the Real Property Law of the State of New York.

         (b) The clauses and covenants contained herein which are construed by
Section 254 of the Real Property Law of the State of New York shall, except as otherwise expressly provided herein, be construed as provided in that Section; the additional clauses and covenants contained herein shall afford rights supplemental to and not exclusive of the rights conferred by the clauses and covenants construed by said Section 254 and shall not impair, modify, alter or defeat such rights notwithstanding that such additional clauses and covenants may relate to the same subject matter or provide for different or additional rights in the same or similar contingencies as the clauses and covenants construed by said Section 254; the clauses and covenants herein which are similar to those contained in said Section 254, but which afford additional rights to Mortgagee or Mortgagor, shall supersede the clauses and covenants contained in Section 254. To the extent that any of the provisions of this Mortgage or any of the other Loan Documents are inconsistent with the provisions of said Section 254, the provisions of this Mortgage and of the other Loan Documents shall control.

Section 8.26 Non-Judicial Foreclosure. Upon the occurrence of an Event of Default hereunder and the acceleration of the indebtedness secured hereby, Mortgagee shall have the right, without limiting any other rights or remedies Mortgagee may have hereunder, under any other Loan Document, or at law or in equity, to sell the Mortgaged Property by non-judicial proceeding for foreclosure by power of sale after publication of notice pursuant to Article 14 of the New York Real Property Actions and Proceedings Law, as the same may be hereafter amended from time to time.

Section 8.27 Possession of Loan Instruments Not Necessary. All rights of action under the Loan Documents and this Mortgage may be enforced by the Mortgagee without the possession of the Loan Documents and without the production thereof at any trial or other proceeding relative thereto.

                             SIGNATURE PAGE FOLLOWS

         IN WITNESS WHEREOF, Mortgagor has executed this Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing as of the date first above written.

                                   MORTGAGOR:

                                   IRON AGE CORPORATION,
                                   a Delaware corporation


                                   By:    Bart R. Huchel
                                          --------------------------------------
                                          Name: Bart R. Huchel
                                          Title: Vice President/Finance, CFO and
                                          Treasurer

                                 ACKNOWLEDGEMENT


STATE OF Pennsylvania        )
                             ) ss.:
COUNTY OF Allegheny          )


                  On the 23rd day of September, 2002, before me, the undersigned, personally appeared Bart R. Huchel, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.

My Commission Expires:  December 29, 2005           Rose Anna Alloway
                                                        Notary Public

(Affix Notarial Stamp)

                                    EXHIBIT A

                          LEGAL DESCRIPTION OF THE LAND

                                 (SEE ATTACHED)

                                    EXHIBIT B

                             PERMITTED ENCUMBRANCES

                                 (SEE ATTACHED)